                                                                                    Exhibit 10.48
PHOENIX BUSINESS PARK
ASSIGNMENT OF LEASE

LightNetworks, Inc. (“Assignor”) and Network Telephone Corporation (“Assignee”) and BSRT Phoenix Business Park, L.L.C. (“Lessor”) hereby agree as follows:

1.	Recitals.
1.  Recitals.

(a)
Assignor, as Lessee and Lessor executed and delivered a certain Lease Agreement dated January 13, 2000 (the “Lease”), which Lease was amended by a First Amendment to Lease Agreement dated February 17, 2000 and a Second Amendment to Lease Agreement dated April 17, 2000.

(b)	Capitalization terms used herein shall have the same meanings as in the Lease.

(c)	Assignor desires to assign the Lease to Assignee and Lessor has agreed to consent to such Assignment upon the terms and conditions hereof.

2. Assignment and Acceptance.

(a)
For and in consideration of ten and no/1000 dollars and other good and valuable consideration, Assignor hereby assigns to Assignee all of Assignor’s right, title and interest in and to the Lessee’s interest under the Lease. Assignor agrees to indemnify, defend and hold Assignee harmless from and against all claims, losses, damages, costs and fees assessed against Assignee in connection with the Lease for any time period prior to the effective date of this Assignment.

(b)
Assignee accepts the foregoing Assignment and agrees to be bound by the terms and conditions of the Lease as if Assignee had been an original party thereto. Assignee will indemnify, defend and hold Assignor harmless from and against all claims, losses, damages, costs and fees assessed against Assignor in connection with the Lease for any time period from and after the Effective Date of this Agreement.

3. Consent.

Lessor hereby consents to the foregoing Assignment conditioned upon receipt by Lessor, on or prior to the effective date of this Agreement, of a letter of credit or cash deposit in the amount of $240,000.00 representing the replacement of the Irrevocable Letter of Credit required by Paragraph 5 of Exhibit “B” (Special Stipulations) of the Lease as amended by Paragraph 6 of the First Amendment to the Lease, which has been cashed by Lessor to cure a default by Lessee under the Lease.

4. Effective Date.

The Effective Date of this Assignment is September 21, 2000.

SIGNATURES ON FOLLOWING PAGE

Executed this 21st day of September, 2000.

Assignor: LightNetworks. Inc.

By: Jeffrey D. Smock_
Title: President & CEO

Assignee:

Network Telephone Corporation
By: Johney Matthew
Title: EVP/ CFO

Lessor:

BSRT Phoenix Business Park, L.L.C.
By:Robert G. Higgins
Title:Vice President

EXHIBIT “B”
Special Stipulations